UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2018

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (785) 575-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Amended and Restated Agreement and Plan of Merger dated July 9, 2017 (the “Merger Agreement”) by and among Evergy, Inc., a Missouri corporation, formerly known as Monarch Energy Holding, Inc. (“Evergy”), Westar Energy, Inc., a Kansas corporation (“Westar Energy”), Great Plains Energy Incorporated, a Missouri corporation (“Great Plains Energy”), and King Energy, Inc., a Kansas corporation and a wholly owned subsidiary of Evergy (“Merger Sub”), and for certain limited purposes, GP Star, Inc., a Kansas corporation, on June 4, 2018, as of the effective time of the Westar Merger (as defined below), all of the existing members of the board directors of Westar Energy ceased to be directors, and the directors of Merger Sub, Mollie H. Carter; Charles Q. Chandler, IV; Richard L. Hawley; B. Anthony Isaac; Sandra A.J. Lawrence; Mark A. Ruelle; S. Carl Soderstrom, Jr.; Terry Bassham; Gary D. Forsee; Scott D. Grimes; Thomas D. Hyde; Ann D. Murtlow; Sandra J. Price; and John J. Sherman, became the new members of the board of directors of Westar Energy.

In connection with the completion of the Mergers, the existing officers of Westar Energy were removed and the board of directors of Westar Energy appointed the following individuals as officers of Westar Energy, in the positions indicated below, effective as of the effective time of the Mergers.

Name	Title
Terry Bassham	President and Chief Executive Officer (principal executive officer)
Jerl L. Banning	Senior Vice President – Chief People Officer
Kevin E. Bryant	Executive Vice President – Chief Operating Officer
Steven P. Busser	Vice President – Risk Management and Controller (principal accounting officer)
Charles A. Caisley	Senior Vice President – Marketing & Public Affairs and Chief Customer Officer
Gregory A. Greenwood	Executive Vice President – Strategy and Chief Administrative Officer
Heather A. Humphrey	Senior Vice President – General Counsel and Corporate Secretary
Anthony D. Somma	Executive Vice President – Chief Financial Officer (principal financial officer)

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On April 27, 2018, Westar Energy received a notice from the administrator of the Westar Energy, Inc. Employees’ 401(k) Savings Plan (the “Plan”). The notice stated that the Westar Energy Stock Fund (the “Westar Stock Fund”) in the Plan will be entering a blackout period due to the pending Westar Merger. The notice stated that, several days prior to closing of the Westar Merger, (a) the Westar Stock Fund will close to new investments and (b) there will be a limited blackout period during which transactions in the Westar Stock Fund will not be permitted.

In accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, on May 1, 2018, Westar Energy sent a notice to its directors and executive officers notifying them of the blackout period in the Westar Stock Fund and certain trading prohibitions that they will be subject to during the blackout period.

As a result of the receipt of the final regulatory approvals necessary to complete the Westar Merger and the determination that the Westar Merger closing date will be June 4, 2018, and as required by Section 306(a) of Sarbanes-Oxley and Rule 104(b)(3)(iii) of Regulation BTR, on June 1, 2018, Westar sent an updated notice (“Updated Notice”) to its directors and executive officers informing them that the blackout period began at 4:00 p.m. Eastern Time on May 30, 2018 and is expected to end as soon as is administratively practicable during the week of June 10, 2018.

During the blackout period and for a period of two years after the ending date of the blackout period, holders of Westar common stock and other interested parties may obtain, without charge, the actual beginning and ending dates of the blackout period by sending a written request to Westar Energy, Inc., Attention: Human Resources, 818 South Kansas Avenue, Topeka, Kansas 66612 or by calling (785) 575-6300.

A copy of the updated notice that was sent by Westar Energy to its directors and executive officers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.

Mergers

On June 4, 2018, pursuant to the Merger Agreement, (i) Great Plains Energy merged with and into Evergy (the “GPE Merger”), with Evergy continuing as the surviving corporation in the GPE Merger, and (ii) Merger Sub merged with and into Westar Energy (the “Westar Merger,” together with the GPE Merger, the “Mergers”), with Westar Energy continuing as the surviving corporation in the Westar Merger.

Pursuant to the Westar Merger, each share of common stock, $5.00 par value, of Westar Energy (the “Westar Energy common stock”) was converted into the right to receive one validly issued, fully paid and non-assessable share of common stock, no par value, of Evergy (the “Evergy common stock”). Pursuant to the GPE Merger, each share of common stock, no par value, of Great Plains Energy (the “Great Plains Energy common stock”) was converted into the right to receive 0.5981 validly issued, fully paid and non-assessable shares of Evergy common stock. As of the effective time of the Mergers, the outstanding shares of Evergy common stock were held by the former holders of Westar Energy common stock and Great Plains Energy common stock. Pursuant to the Merger Agreement, as of the effective time of the Mergers, all shares of Evergy common stock owned by Westar Energy, Great Plains Energy or any of their respective subsidiaries were cancelled and retired for no consideration.

Each performance unit of Westar Energy that was unvested and outstanding immediately prior to the effective time of the Mergers was cancelled as of the effective time of the Mergers and converted into a right to receive one share of Evergy common stock plus a cash payment in an amount equal to any dividend equivalents associated with such performance units as of the effective time of the Mergers, with the number of vested Westar Energy performance units as of the effective time of the Mergers to equal the greater of the target award or the number determined in accordance with the performance criteria provided in the applicable award agreement, less withholding with respect to applicable taxes.

Each restricted share unit of Westar Energy that was unvested and outstanding immediately prior to the effective time of the Mergers (other than those restricted share units granted on June 3, 2018 as described below) was cancelled as of the effective time of the Mergers and converted into a right to receive one share of Evergy common stock plus a cash payment in an amount equal to any dividend equivalents associated with such restricted share units as of the effective time of the Mergers, less withholding with respect to applicable taxes.

Each contractual right to receive a share of Westar Energy common stock or the value of such a share, other than Westar Energy restricted share units and Westar Energy performance units, pursuant to any Westar Energy benefit plan that was outstanding immediately prior to the effective time of the Mergers vested in full, and all restrictions (including forfeiture restrictions or repurchase rights) lapsed, and all such contractual rights were cancelled as of the effective time of the Mergers and converted into a right to receive a share of Evergy Common Stock plus a cash payment in an amount equal to any dividend equivalents associated with such contractual rights as of the effective time of the Mergers, less withholding with respect to applicable taxes.

On June 3, 2018, Westar Energy granted 16,566, 18,405 and 13,803 restricted share units pursuant to Westar Energy’s Long-Term Incentive and Share Award Plan to each of Tony Somma, Greg Greenwood and Bruce Akin, respectively. The restricted share units will vest in one-third increments on each of the first three anniversaries of the grant date. Additionally, if the executive’s employment is terminated by Westar Energy (or its successor) without cause (as defined in the award agreement), the restricted share units will vest in full as of such termination date and will be paid within 30 days of such termination date. A copy of the Form of Restricted Share Units Award is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The issuance of Evergy common stock pursuant to the Mergers was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Evergy’s registration statement on Form S-4 (File No. 333-220465), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) and declared effective on October 10, 2017. The definitive joint proxy statement/prospectus of Westar Energy and Great Plains Energy, dated October 10, 2017, that forms a part of the Registration Statement (the “Joint Proxy Statement/Prospectus”) contains additional information about the Mergers and the other transactions contemplated by the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of Westar Energy and Great Plains Energy in the Mergers.

In connection with and effective as of the date of the Westar Merger, Merger Sub’s articles of incorporation and bylaws became the governing organizational documents for Westar Energy.

Prior to the Westar Merger, shares of Westar Energy common stock were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the New York Stock Exchange (the “NYSE”). Pursuant to Rule 12g-3(c) under the Exchange Act, the Evergy common stock is deemed to be registered under Section 12(b) of the Exchange Act. The Evergy common stock has been approved for listing on the New York Stock Exchange and will begin trading under the symbol “EVRG” on June 5, 2018. As a result of the Westar Merger, on June 4, 2018, Westar Energy requested that the NYSE withdraw the shares of Westar Energy common stock from listing on the NYSE and file a Form 25 with the SEC to report that the shares of Westar Energy common stock are no longer listed on the NYSE. The shares of Westar Energy common stock were suspended from trading on the NYSE prior to the open of trading on June 5, 2018. Westar Energy plans to file a Form 15 with the SEC to terminate the registration under Section 12(g) of the Exchange Act of the Westar Energy common stock.

Supplemental Indenture

On June 4, 2018, Westar Energy entered into a forty-eighth supplemental indenture (the “Supplemental Indenture”) to the Mortgage and Deed of Trust, dated July 1, 1939, between Westar Energy and The Bank of New York Mellon Trust Company, N.A., as successor to Harris Trust and Savings Bank, as trustee, as amended and supplemented by forty-seven indentures supplemental thereto, in addition to the Forty-Second Supplemental (Reopening) Indenture (as amended and supplemented, the “Mortgage” and, as so amended and supplemented, the “Amended Mortgage”). Pursuant to the Supplemental Indenture and as required by the Mortgage, Westar Energy, as the surviving corporation in the Westar Merger, assumed the due and punctual payment of the principal and interest of all bonds currently outstanding under the Mortgage according to their tenor and the due and punctual performance and observance of all the covenants and conditions of the Mortgage to be kept or performed by Westar Energy, as predecessor to the surviving corporation.

A copy of the form of Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

9.01(d) Exhibits

Exhibit No.	Description

2.1*	Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2017, by and among Great Plains Energy Incorporated, Westar Energy, Inc., Monarch Energy Holding, Inc., King Energy, Inc. and, solely for the purposes set forth therein, GP Star, Inc. (filed as Exhibit 2.1 to Westar Energy’s Form 8-K filed on July 10, 2017).

4.1	Form of Forty-Eighth Supplemental Indenture, dated as of June 4, 2018, by and among Westar Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as successor to Harris Trust and Savings Bank

10.1	Westar Energy, Inc. Form of Restricted Share Units Award (Grant Date June 3, 2018)

99.1	Updated Notice to Directors and Executive Officers of Westar Energy, Inc., dated June 1, 2018

*	The disclosure letters and related schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Westar Energy, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAR ENERGY, INC.
Date: June 4, 2018
	By:	/s/ Anthony D. Somma
	Name:	Anthony D. Somma
	Title:	Executive Vice President and Chief Financial Officer

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